Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 North Community House Road
Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
Fax: (704) 587-8795

www.polypore.net

POLYPORE TO REDEEM $75 MILLION OF

8¾% SENIOR SUBORDINATED DOLLAR NOTES DUE 2012

CHARLOTTE, NC - November 3, 2010 — Polypore International, Inc. (NYSE: PPO) announced today that it has issued a notice of redemption for $75 million principal amount of its outstanding 8¾% Senior Subordinated Dollar Notes due 2012 (CUSIP Nos. 73179UAA3, U73159AA0, 73179UAC9) issued under an indenture dated as of May 13, 2004, with The Bank of New York Mellon as trustee, at a redemption price equal to $1,000 per $1,000 principal amount of the notes, together with accrued and unpaid interest to the redemption date.  The notes will be redeemed on December 3, 2010.

In accordance with the terms of the indenture governing the notes, the notes shall be selected by lot.  Interest on the redeemed portion of the notes will cease to accrue after December 3, 2010.  The aggregate principal amount currently outstanding of the dollar notes is $225 million.

A Notice of Redemption is being mailed by The Bank of New York Mellon, the trustee for the notes, to all registered holders of the notes. Copies of the Notice of Redemption and additional information relating to the procedure for redemption may be obtained from The Bank of New York Mellon at 101 Barclay Street, Fl 4 East, New York, NY 10286, Attn: Global Finance Americas, Fax: 212-815-5802.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.  These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the significant amount of intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; natural disasters, epidemics, terrorist acts and other events beyond our control; and economic uncertainty and the current crisis in global credit and financial markets. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

INVESTOR CONTACT:  Polypore Investor Relations - 704-587-8886 or investorrelations@polypore.net